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Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

EVENT DATE/TIME: November 22, 2019 / 1:30PM GMT

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
CORPORATE PARTICIPANTS

Brian Michael Hall
LCI Industries - CFO

Jason D. Lippert
LCI Industries - CEO, President & Director

CONFERENCE CALL PARTICIPANTS

Bret David Jordan
Jefferies LLC, Research Division - MD

Craig R. Kennison
Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst

Daniel Joseph Moore
CJS Securities, Inc. - Director of Research

Frederick Charles Wightman
Citigroup Inc, Research Division - Assistant VP & Analyst

Kathryn Ingram Thompson
Thompson Research Group, LLC - Founding Partner, CEO & Director of Research

Scott Lewis Stember
CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst

Stephen Michael O'Hara
Sidoti & Company, LLC - Research Analyst

Victoria Sivrais
Clermont Partners, LLC - Founding Partner

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the CURT Group acquisition announcement. (Operator Instructions) Please be advised today's conference is being recorded. (Operator Instructions)

I would now like to hand the conference over to your speaker, Victoria Sivrais with Investor Relations. Please go ahead.

Victoria Sivrais Clermont Partners, LLC - Founding Partner

Good morning. We would like to welcome all of you to today's call to discuss LCI's acquisition of CURT Group. I'm joined on the call today by members of LCI's management team, including Jason Lippert, CEO and Director; and Brian Hall, CFO.

Before we begin, I would like to inform you that certain statements made in today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties.

As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control, which would cause actual results and events to differ materially from those described in the forward-looking statements.

These factors are discussed in the company's recent filings with the SEC. The company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?

Jason D. Lippert LCI Industries - CEO, President & Director

Thanks, Victoria. Good morning, and thank you for joining us. This morning, we announced that we've signed a definitive agreement to acquire the CURT Group, a leading aftermarket manufacturing distributor of branded towing products and truck accessories based in Eau Claire, Wisconsin, with 14 manufacturing and distribution facilities.

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
This exciting transaction effectively doubled the size of our aftermarket business and further advances our strategy to diversify our business by leveraging our core competencies in attractive markets. CURT is a leader in the automotive and trailering aftermarket business and has a long track record of delivering innovative products and accessories for all types of vehicles, for motorsport vehicles to commercial trucks, utilizing a strategic manufacturing and distribution footprint. CURT has a robust product portfolio comprised of thousands of SKUs across various product lines, including hitches, towing electricals and mounts amongst many others.

In addition, the CURT brand maintains a strong product portfolio that includes a stable of other leading towing and truck accessory aftermarket brands, including Aries, Luverne, Retrac and UWS. Leveraging a multichannel model, CURT boasts a blue-chip customer base through e-commerce, dealer, direct to installer and wholesale distribution channels.

The company's wide distribution network with distribution centers strategically located throughout the North America will provide LCI with the opportunity to enhance the aftermarket capabilities and expand the existing network and product offerings, speed to existing LCI aftermarket customers as well as create additional cross-selling opportunities to existing and new customers.

This transaction exemplifies LCI's acquisition strategy as CURT has a strong cultural fit with LCI, bringing a complementary product portfolio and an experienced leadership team, while being financially attractive and immediately accretive to revenue, operating margins and earnings per share.

CURT's highly complementary portfolio of leading towing and truck products will add greater scale in the attractive aftermarket space for LCI. The company has an incredibly strong reputation for product innovation, engineering and brand excellence. Its innovation engine and research and development capabilities were recently showcased with several recent product launches.

One of these new products, BetterWeigh, allows consumers to know the weight of the payload they are carrying or towing behind the vehicle, a first ever of its kind patented technology. This product will revolutionize safety in towing by giving the consumer a way to know exactly how much weight is on their hitch? How much they are towing behind their vehicle? And if they're towing safely, based on the vehicle they are driving.

Another product, Echo, is the first ever wireless and patented brake controller, also revolutionizing the brake controller universe of products. Everyone that tows needs a brake controller and CURT owns this first ever wireless brake controller, which will create an entirely new towing experience for hundreds of thousands of consumers. These new products have existing sales momentum already as well as the capability to sell into LCI's already strong RV aftermarket network.

Leveraging CURT's -- CURT industry's knowledge and manufacturing expertise will also allow us to maximize performance and efficiencies of the expanded business, ultimately driving further margin expansion. Together, we will continue to foster a culture of innovation and manufacturing excellence as well as a commitment to product quality and superior customer service. The addition of CURT unlocks tremendous synergies, including new warehouse and distribution capabilities, manufacturing and automation, and exposure of CURT's products to our LCI's RV business. It will

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
also further mitigate LCI's exposure to RV OEM industry cyclicality in a very meaningful way due to the fact that the majority of CURT sales are tied to used vehicles as well as utility and commercial vehicles rather than discretionary uses.

As I mentioned, this transaction provides greater scale to take advantage of an attractive, large and growing addressable market. Today, the truck and towing accessories aftermarket represents a combined $7.5 billion in opportunity, which is expected to grow even further in the coming years. When you combine our tremendous aftermarket growth with CURT's 17-year history of consistent annual sales growth, we create a powerhouse primed to gain share. We're incredibly excited to add Rock Lambert and his team to the LCI family. With greater scale, a robust expanded portfolio in leading products, this transaction marks a significant inflection point in the execution of our diversification strategy. We are confident that we remain well positioned to drive further growth for LCI and unlock significant value creation for all of our shareholders.

I will now turn to Brian Hall, our CFO, to review financial details of this important acquisition.

Brian Michael Hall LCI Industries - CFO

Thanks, Jason, and good morning, everyone. As Jason announced, we signed a definitive agreement to acquire CURT Group for $340 million, expected to be funded through a combination of cash on hand and debt, including a $300 million expansion to our current credit facility.

The transaction is subject to customary closing conditions and is expected to close before the end of 2019. We anticipate providing a summary of projected synergies after the closing of the transaction. CURT's recession-resilient model has delivered exceptional financial performance and historically has delivered strong cash flow generation.

For the trailing 12-month ended September 30, 2019, CURT delivered approximately $255 million of revenues and $35 million of adjusted EBITDA and has maintained a strong track record of growth. We anticipate that the acquisition will be immediately accretive to revenue, operating margins and earnings per share.

At closing, we expect net leverage to be approximately 1.9x trailing 12 months net-debt-to-EBITDA. While we feel comfortable with this leverage level, the anticipated strong free cash flow generation will continue to support LCI's capital allocation strategy centered on investment in the business and strategic M&A, debt pay down and returning cash to shareholders.

In the long term, we are focused on maintaining a strong balance sheet and target leverage of 1.5x net-debt-to-EBITDA. We're confident that the acquisition of CURT will deliver both near- and long-term value for our shareholders, further diversifying the company and paving the way for years of profitable growth ahead.

With that, I'll turn the call back to the operator for questions. Thank you.

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from Craig Kennison with Baird.

Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst

Congratulations. Yes, a question on synergy potential here? Any way to frame numerically, your revenue or cost synergy opportunity here?

Jason D. Lippert LCI Industries - CEO, President & Director

So we're not going to give the detail on the costs yet until -- we'll give some color after the acquisition closes. But like some of the synergies around what we can do in the RV aftermarket, there's certainly some cost synergies. They're a steel manufacturer. They use a lot of steel and aluminum and paint. They've got new products. I mean they've got innovative products that can plug into some of our OEM customers on the RV side as well as our large RV aftermarket network and trailer network. We do a lot of business in the cargo and utility trailer world already with axle and suspension products. So some of their products will marry into some of the customers and distribution we've got there. Lots of manufacturing automation synergies. And then, probably one of the bigger ones, we haven't quantified yet anyway, is just our distribution footprint. We've been distributing our growing aftermarket out of 1 facility for as long as we've been in the aftermarket, call it, 8 years or so.

So with their 10 facilities that distribute all over the country, obviously, one of the most important factors there is getting product to customers fast. And us having 1 facility in South Bend, Indiana, distributing all of our aftermarket parts. It limits our ability to speed the retail consumer.

So with the 10 facilities they have, we can get to Canada, we can get to the East Coast, we can get to the South East, the South, the Southwest and Northwest, a lot faster utilizing their footprint. We were in the process of looking at putting together some distribution outside of Indiana anyway, and as you can imagine, just taking advantage of teams and facilities that already exists versus going and leasing facilities and starting up business units and trying to hire teams and go through that whole process to mitigate all that is going to be extremely beneficial for the business. So those would be the big ones.

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
We're going to leverage -- synergies wise, we're going to leverage Rock Lambert's team. I mean they're very capable of doing some bolt-on acquisitions themselves. So that will happen over time; very experienced, successful team up there that we're going to continue to push to grow that business. So hopefully, that outlines the bulk of the synergies, at least in terms of the broad overview there, Craig.

Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst

And then, Jason, could you cover maybe the customer profile here? And I'm specifically thinking about your channel customers through CURT? Who are they selling to? Any examples of some of their larger customers?

Jason D. Lippert LCI Industries - CEO, President & Director

Yes. So the blue-chip are their larger customers. Some of them overlap with us, some of them are brand new. So I mean the overlapping customers that will help us. We'll just be able to leverage our channel with existing channel and relationships in those areas. And then they've got some new customers that we can hopefully leverage CURT's relationships and bring in more LCI products and vice versa, take some of our customers that CURT doesn't do business with and leverage there. But some of the more notable ones are Keystone, NTP. We do business with them in the aftermarket world already for RV. They usually -- they generally use them largely on the automotive side of Keystone's business. U-Haul is another big one. They do substantially more business with Amazon than what we do. They've got a great relationship with Walmart. And then, they've got thousands of customers, but those would be a few of the notable ones.

Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst

And then, regarding CURT, any way to frame sort of a vitality index? Like what percentage of their revenue is coming from relatively new product? Looking for a way to gauge kind of the level of innovation at that company?

Jason D. Lippert LCI Industries - CEO, President & Director

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
Well, the couple of -- a couple of innovative products that I highlighted in the opening remarks, we're super excited about them because they have immediate transition into some of our aftermarket customers and even some of our OEM customers. Their innovation, while not new is probably a few years old. They've got an innovation facility in Wixom, Michigan. They do R&D at several of their facilities, but they've got a strong engineering team. They've got a focus on innovation, and they're innovating products in their core markets for their core customers that haven't ever been done before. So we're going to leverage some of that, and maybe even some of the synergies might include combining some of our innovation efforts through R&D that we talk a lot about at LCI with some of their people and leverage that.

But their innovation in new products is relatively new over the last couple of years, so some of these products I outlined were just launched in the last 12 to 18 months. The BetterWeigh product was just announced, I think, a couple of weeks ago. So we're excited about the innovation.

As you know, that's a big part of how we grow and add content to our existing products and grow our content in markets and product lines by adding new products. So we're excited about that. And about 75% of their products are in the towing sector and 25% of their products are in the truck accessory sector.

Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst

And then maybe lastly for me, Brian, how much incremental debt do you see adding here? And then what sort of incremental interest expense should we anticipate if this deal closes as expected?

Brian Michael Hall LCI Industries - CFO

Yes. I mean, from a debt perspective, I think where we're headed is an expansion on our current credit facility. So it was originally written with a $300 million expansion opportunity, and we'll be able to turn that out. So that's likely where we're headed there. So we don't necessarily need all $300 million of that, but we'll likely term out a piece just to have a nice balance of some fixed and revolving debt. From an interest perspective, I would look at this and think that maybe -- trying to look at our model real quick up from -- on the front side of this, potential for around $10 million to $12 million of interest expense.

Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

Got it. Congratulations, and welcome to Wisconsin.

Jason D. Lippert LCI Industries - CEO, President & Director

Thanks, Craig.

Brian Michael Hall LCI Industries - CFO

Thanks, Craig.

Operator

And our next question comes from the line of Bret Jordan with Jefferies.

Bret David Jordan Jefferies LLC, Research Division - MD

Looking at the core growth rate of CURT, obviously, they've done a couple of deals as well over the last few years. How do you look at the growth of that category? And I guess, this sort of leads into that innovation portion as well. I mean as far as the new product pipeline that you see going forward, just sort of how do we think about running that 6% or CAGR going forward?

Jason D. Lippert LCI Industries - CEO, President & Director

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
We're not going to get super specific about future growth until we close, but -- and we'll give you some color then, for sure, but they just got a history of market share retention and gaining market share, certainly. If you go back to the last 15 years, they've had some pretty good growth here. So they're good in their areas. They built up good teams that continue to gain share and their core markets are expanding into some new markets. Certainly, with the synergies we're going to leverage on the RV side and introducing them to the RV network, we feel that that's going to help turbocharge their growth a little bit. Same products, just a different group of -- just a different selling channel through the RV network, which is something that we do business with almost all 4,500 dealers in the RV dealer network. So there's substantial opportunities with respect to the growth, and we'll outline those in the -- when we announce the closing and thereafter.

Bret David Jordan Jefferies LLC, Research Division - MD

Okay. And I guess, when you think about the product mix, I mean, 3 quarters is really closely tied to what you do in the RV space on towing. But does getting that truck accessories business sort of expand your M&A targets going forward? Is that a strategy to expand? Or are you really more focused towards the towing RV type content?

Jason D. Lippert LCI Industries - CEO, President & Director

Yes, yes. It's a great question. We've been looking around the truck accessories and towing business, and we've been talking to investors and analysts about this for several years now. Whether it's truck accessories or cargo management or towing -- and really coming into the towing market, we really -- that hasn't been a -- that hasn't been a business we've been in. So 98% of the CURT products, we don't do anything like it. We do some bike receivers and carriers and things like that for the RV business, but it's minimal compared to their broader revenues and product lineup.

So towing is all new. The truck accessory is all new. If you looked at one of the slides, I think, that we put in our deck was that we've got a couple of billion in addressable market in towing. But the big addressable market is $5-plus billion in truck accessories. And certainly, we're going to look there. It's a fragmented market. There's a couple of big players and 100 smaller players. And we plan on helping CURT through our resources, leverage their name and their brands to continue to make really good acquisitions through the acquisition strategy that's been really, really successful for us over the years and continue to grow on both towing and truck accessories.

Operator

And our next question comes from Scott Stember.

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst

Brian, you said -- you talked about, I guess, a relatively recession-proof business model. Can you maybe talk about how sales did during the last recession? I know that, obviously, CURT has probably changed dramatically, but just give us a little bit more color how you guys feel comfortable about the lack of cyclicality here?

Brian Michael Hall LCI Industries - CFO

Yes. They certainly -- they have a long history of growth, so they grew through the last recession. And you're correct, it was different business than it is today, but it is notable that they continue to grow. I think that from a recession proof, I mean, there's certainly going to be some cyclicality, but we think it's significantly diminished when compared to what the core RV or marine businesses might do. So they -- most of these products, as I think Jason mentioned in his prepared remarks, it's tied to used vehicles. And so if you went back and looked at new, there's certainly been a ramp-up of new sales over the past 5-plus years or so, but the used market has been pretty consistent and has quite a bit of runway given that the flooding of the new products over the last handful of years. So we think there's definitely opportunities there and with it being tied to the used vehicles sales.

Jason D. Lippert LCI Industries - CEO, President & Director

And Scott, I'd add a couple of things. In '08, their sales were roughly $40 million, and they were $82 million in 2011. So they grew -- they actually grew through the recession. We didn't grow through the '08, '09 recession, but we've grown through some of the other ones, just gaining share, innovating products, adding content. So they've done much the same thing. That's one of the reasons we really like CURT and their business model as they have a similar mentality. I think from a recession-proof standpoint and cyclicality standpoint, from my perspective, it's -- when there's a recession, they might be -- might have the capability of being flat to up a couple of points or down a point, but not ever down 15% or 20% like we've seen in some of our highly cyclical businesses. So that's just what it feels like. And they've proven that through 2000 as far back as they go. So hopefully, that's helpful. Their products aren't very expensive either. I mean they sell, like Brian said, a lot of utility-type products and products for used vehicles. And if you've got something you want to tow, you're going to need to hitch. You got to have one. So the fact that they're not a discretionary type spend or high dollar type spend is helpful also to reduce the cyclicality of that business.

Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

Yes. And just a little bit of a higher view of the aftermarket. And what is the, I guess, the sweet spot of the vehicles that you're selling -- or that CURT is selling its products into? Just trying to get a sense of what would be the benefit from the 8- to 12-year vehicle or even the 6- to 12-year vehicle, that population is starting to increase meaningfully shortly.

Jason D. Lippert LCI Industries - CEO, President & Director

Yes, yes. And that's one of the highlights of our -- of the portfolio here on the towing products. The meat of the market for where these -- where CURT's products are sold in the aftermarket on the towing side or crossover vehicles, CUVs, SUVs and pickup trucks. That product population, from 2010, it's grown to 44% of the total population of vehicles to 60%. So -- and it's expected to continue to grow. CUVs, SUVs and pickups are going to continue to gain share over the total population of vehicles. So that just bodes well for CURT's strategy and products.

Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst

What about age bucket? Is there any particular age of vehicle, because this could be the beginning of a life of a vehicle all the way through?

Jason D. Lippert LCI Industries - CEO, President & Director

All the way through. I mean they'll tell you that there's still -- they'll have to build a hitch once in a while for a 1978 pickup truck or Corvette. I mean things that you wouldn't expect people would come in and need a hitch for, but that's what they do for the life of the vehicle.

Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst

Got it. And just one more, Brian, just touching back on the, I guess, your target debt leverage of 1.5x. What is the time frame to get down to that level? Are we talking within the first 12 to 18 months?

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

Brian Michael Hall LCI Industries - CFO

Yes, for sure. I mean we're looking at -- our cash flow generation, as you know, has been pretty strong this year, and we're anticipating the same for next year. If you add CURT, which is a strong cash flow generator to that, so our projections are certainly within 12 to 18 months, we'd be back easily within that comfortable range.

Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst

Actually, just 1 more, if I could just sneak it in. I see on Slide 6, it looks like sales have flattened out the last couple of years. Can you maybe just talk about that, is that just given the slower build of new vehicles here in the U.S.?

Jason D. Lippert LCI Industries - CEO, President & Director

Yes, that's largely a big chunk of it. I'd just say that with some of the businesses, especially the business that we're in, the experience cycles, some of their distribution partners and channels have tightened up on their inventories like a lot of people have. So -- but again, it just goes to show that when you see a little tiny, whether it's an inventory cycle or economic cycle that they might pull back a little bit, but they're not going to pull highly negative, like in some of our highly cyclical businesses.

Operator

And our next question comes from Daniel Moore with CJS Securities.

Daniel Joseph Moore CJS Securities, Inc. - Director of Research

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
I am wondering if you touch on, I think the question, sort of, been asked on a go-forward basis, but the rearview mirror, what is organic growth? How would you pencil that organic growth for CURT over the last 3 to 5 years? And if even more granularly relative to their end markets, what kind of share, either content or share gains, are we talking about?

Brian Michael Hall LCI Industries - CFO

Yes, I mean, I would tell you their organic growth has been in the, call it, the mid-single-digit range. Like Jason mentioned, they've had a lot of innovation that's much more current today, which should change the profile of that on a go-forward basis. So their projections, from an organic perspective, would be higher than what they've been run in the past few years. And then I do think that with the synergies that we'll get into more detail after we close, but I certainly think that we'll be able to take this into double-digit range territory for us to be able to continue to grow the combined business.

Jason D. Lippert LCI Industries - CEO, President & Director

That's right. And I think, Dan, over the -- since 2000, their CAGR has been close to 18%. So they've got a history of innovating and gaining share. So -- and we're going to turbocharge that with some of the RV initiatives that we've got. We'll reveal these guys a little bit further down the road.

Daniel Joseph Moore CJS Securities, Inc. - Director of Research

Helpful. Really strong. Obviously, strong EBITDA or EBIT or EBITDA margin profile. What's the range of margin profiles within the product portfolio? And is there anything in there that might -- you might view as noncore on a go-forward basis?

Jason D. Lippert LCI Industries - CEO, President & Director

I wouldn't say so right now. And of course, we're not knee-deep into the business. But I'd say that their SKU complexity is similar to ours in the aftermarket. I mean that's one of the big barriers to entry is that there's 10,000 plus SKUs. It's hard for somebody to come in and replicate that. And part of the aftermarket business in making margin is making -- being good at making one of something. We do that on our aftermarket business. And if you scaled your business and plan and

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
design your business to be able to do runs of one, well, that's where the margin really comes into play because it's hard to -- that's hard to copy.

Daniel Joseph Moore CJS Securities, Inc. - Director of Research

Indeed, last one for me. The multiple just on the surface of 10x healthier than you would have paid historically. As you look at the $35 million, trailing 12 months EBITDA, is there any -- do you view that as being depressed at all? And is there any kind of multiples that you would anticipate getting this down to over sort of a 2- to 3-year time frame?

Brian Michael Hall LCI Industries - CFO

Yes. Dan, I mean, I would look at this deal -- I mean, certainly, on the surface, the multiple appears a little high, about 9.7x. These guys have been working through a lot of the same issues that we have. We being LCI, working through the tariff, navigating that with our customers. So there's certainly opportunities there that's not being reflected in their current EBITDA run rate. So there's opportunities there on the other side of this, along with the synergies that we're bringing to the table. So I do think that this return profile is one of the better return profiles that we've had in a while. So if this would be the typical one where we should be able to attain the synergy -- a lot of the synergies upfront in the first couple of years and we'll provide some more...

Jason D. Lippert LCI Industries - CEO, President & Director

Go ahead, Brian. Sorry to interrupt.

Brian Michael Hall LCI Industries - CFO

I just said. And we'll provide more color on kind of mapping how that will look after we close.

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
Jason D. Lippert LCI Industries - CEO, President & Director

And I just -- Dan, I'd just add to that, that we've -- we bought a lot of companies over the years. Obviously, 50-plus since I've been here. There is a tremendous amount of synergies with this business unit. We're trying to organize and prioritize where to start because there's some significant ones from cost to selling and improving organic growth and innovation.

But we've announced -- we announced the Taylor Made deal about 1.5 years ago. We announced over last earnings call that we're up 600 basis points improvement on their EBIT margin. So we've been able to be successful taking small and bigger acquisitions and really making improvements. We think we can do it here. They've got a strong, strong management team and leadership team, like I said, so that's going to make realizing some of these synergies easier than trying to buy a company that needs a lot of work. They're -- 9-plus times isn't very uncommon in the market, so especially when you buy a premium company, that's got a premium brand like CURT, that's one of the things we're really going to leverage and we really haven't talked about on this call yet is just leveraging their brand. We buy -- we build a lot of things that get towed. We can tap into their strong brand name and use that in a lot of our products and accessories and leverage their name because it's highly recognized in the consumer marketplace.

So that's just a couple of things to add on to what Brian said.

Daniel Joseph Moore CJS Securities, Inc. - Director of Research

No. That's helpful. And I promise this is it, but in terms of the balance sheet, do you -- would you continue to look at tuck-ins? How do you weigh the getting back down to 1.5x versus continuing to be opportunistic from an M&A perspective?

Brian Michael Hall LCI Industries - CFO

Yes. I mean I think we've talked a lot about our M&A pipeline and there -- it continues to be a lot there in the pipeline. I would tell you, right now, we're excited about this transaction. And I think we're going to have a focused effort on the integration of this and attaining those synergies. So I do think that from an acquisition perspective, there's probably -- maybe we wouldn't be executing at historical rates for at least a period of time while we work through the integration, which will help us to pay down and get back into our comfortable leverage range.

Jason D. Lippert LCI Industries - CEO, President & Director

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
And our cash flow is super strong right now. Brian, if you want to comment just to kind of last year to this year, just to remind everybody, so how quickly that might allow us to pay down those?

Brian Michael Hall LCI Industries - CFO

Yes. I mean you guys know what you're modeling. I mean we're looking at over $200 million of free cash flow generation this year, which is up significantly from 2018. And as I said earlier, I think that 2020 is still that kind of free cash flow year and now add CURT to it, which has got good cash flow. So...

Jason D. Lippert LCI Industries - CEO, President & Director

And just as a reminder that...

Brian Michael Hall LCI Industries - CFO

So those things combined...

Jason D. Lippert LCI Industries - CEO, President & Director

And as a reminder, that's $200 plus million of cash flow in a year where our core market was down 20-plus percent. So we feel good about our ability to pay this down and keep finding good companies to add to our portfolio.

Operator

Our next question comes from the line of Greg Badishkanian with Citi.

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

Frederick Charles Wightman Citigroup Inc, Research Division - Assistant VP & Analyst

It's Fred Wightman on for Greg. I just wanted to follow-up on that comment about the organic growth going forward. Is the thought that you'd be able to get the CURT business into that sort of double-digit range or the overall combined aftermarket business into that double-digit range, what's sort of the right way to pencil that in?

Brian Michael Hall LCI Industries - CFO

Yes. I think between their innovation and new product launches, along with what we think we can bring to them, so their growth is double-digit range. That's not considering what I think it does to the core LCI business.

Frederick Charles Wightman Citigroup Inc, Research Division - Assistant VP & Analyst

Okay, that's helpful. And then just from a seasonality perspective, anything to call out versus the core LCI business, either on sort of a consolidated or an aftermarket basis? And then can you just talk about sort of profitability? I think, Brian, you alluded to it, but some tariff headwinds here in the past few years, how should we think about that on sort of a go-forward basis? Is 15-ish percent, something that's realistic here near term? Or is there something that would sort of make that unrealistic?

Brian Michael Hall LCI Industries - CFO

Yes. I think, first of all, seasonally, it's relatively similar to the seasonality of our -- some of our core industries. So Q2, Q3, are their bigger quarters for them. And then it slows a bit through the winter months, so that's seasonality.

From a margin perspective, certainly, on EBITDA, it's a couple of points better than our EBITDA margins. We do think there's opportunity from that to continue to grow over the first 2 to 3 years. So we think we can add to that. From a profit -- a pure profit margin perspective, obviously, we have to work through and once we close and finalize all the valuation of the intangible assets to determine the noncash amortization, but that will be significant on a deal like this. Their customer list is extremely valuable. So there will be amortization there, that I'm anticipating at this point to bring it

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
down. I think their EBITDA margin, but then -- proportionate with our EBIT margin, I think, it will be pretty similar, where it's a tad better from an EBIT margin as well.

Frederick Charles Wightman Citigroup Inc, Research Division - Assistant VP & Analyst

Okay. That's helpful. And then just on the macro side, you guys have always pointed towards consumer confidence is sort of the best indicator. If we look at the CURT business, I mean, is that still the case? Or is the better macro indicator, light vehicle sales, used sales, what should we sort of be tracking in the market?

Jason D. Lippert LCI Industries - CEO, President & Director

Again, I think you look at a lot of the used vehicle opportunities out there. That's one of the drivers. I mean as long as the new vehicle market stays somewhat where it's at, even if it falls a little bit, I don't think it impacts our business a ton. Again, a lot of their products are going on to used vehicles. And then again, they're innovating into new market categories and territories that will continue to grow from nothing to something meaningful, likely, over the coming next couple of years. So there's lots of opportunity all the way around. And again, just tapping them into our network of customers, us tapping into their network of customers, there's a lot of opportunity for growth.

Operator

And our next question comes from the line of Kathryn Thompson with Thompson Research.

Kathryn Ingram Thompson Thompson Research Group, LLC - Founding Partner, CEO & Director of Research

Could you just give a little bit more color, I appreciate the margins. Core margins are higher for CURT versus consolidated Lippert, but between 2014 and 2015, you had a nice jump up in EBITDA margins. Is that just purely more from the economy is better? They were able to get more pricing power? Or there -- are there any other previous acquisitions they had made that would help improve their margin profile?

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

Brian Michael Hall LCI Industries - CFO

I think within their core business, some of the better margin products are probably going to be in the truck accessory side of the business, which is 25% of their business today, as Jason mentioned. So I think a lot of the upside opportunity from a margin perspective would lie there. And then within the core kind of towing, hitch, cargo management type stuff. That's more of -- I don't know how much more ability there is there other than innovating on the operations side, leaning out operations, things like that and getting more efficient there's probably a little bit there, but though that margin profile is probably more similar to ours in the long run and how we can navigate that through the ups and downs of steel and aluminum, et cetera, I relate to that. It's pretty similar to us.

Kathryn Ingram Thompson Thompson Research Group, LLC - Founding Partner, CEO & Director of Research

Yes. And could you break out, they do appear to have a greater mix of online sales versus legacy Lippert. Could you quantify how much of their sales are online? And maybe help us frame how the go-to-market is different than core Lippert?

Jason D. Lippert LCI Industries - CEO, President & Director

Brian, do you have the online or e-commerce type sales? I don't have the exact numbers.

Brian Michael Hall LCI Industries - CFO

I'm looking because -- yes, I don't have it off the top of my head.

Jason D. Lippert LCI Industries - CEO, President & Director

So while he's looking for that, it is significantly more than LCI. That's one of the attractive things. They've really figured out how to penetrate and supply quickly to e-commerce, which is the most important thing. And again, the distribution

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
channels and network are what really, really allows them to turbocharge that strategy, and it's going to become a more and more important strategy just because of the fact that a lot of people are ordering stuff online, and their products are prime candidate to be a lot of do-it-yourself type products. So it's good that they're already tapped into that pretty significantly. So it's one of the synergies we anticipate them helping us on. We haven't quantified the synergies yet, but our online sales are probably close to half of what theirs are. But still a huge opportunity for us and we plan to learn some things from them in the way of their e-commerce strategy and practices that can help LCI leverage its e-commerce...

Kathryn Ingram Thompson Thompson Research Group, LLC - Founding Partner, CEO & Director of Research

Does e-commerce -- does it give an opportunity for margin upside with the online sales?

Jason D. Lippert LCI Industries - CEO, President & Director

Oh, for sure, for sure.

Kathryn Ingram Thompson Thompson Research Group, LLC - Founding Partner, CEO & Director of Research

Yes. And do you -- can you quantify what -- is it like 200 basis points, 300 basis points?

Jason D. Lippert LCI Industries - CEO, President & Director

No. I mean we'll try to quantify as much of the stuff as we can that's meaningful for all you guys in the coming months, but I don't have anything right now.

Brian Michael Hall LCI Industries - CFO

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
E-com is about 23% of their total sales, Kathryn.

Kathryn Ingram Thompson Thompson Research Group, LLC - Founding Partner, CEO & Director of Research

Okay. All right. And similar to Lippert, you talk about getting into a market category and then you may start out with 5%, 10%, 15%, but then you want it to be 80 plus percent. Is there a similar way to frame CURT with some major categories with them? Is it a similar type strategy? Some more color on that.

Jason D. Lippert LCI Industries - CEO, President & Director

Yes. What we really like about CURT is their mindset when it comes to product development and how they evolve product categories. And then they do it a lot the same way we do. I mean they take a product category, they don't let it get stale. They're always making changes. Unlike some of their competitors, they've got a real robust innovation crew that designs brand-new products as well as bells and whistles and features on to existing products. So we've got much of the same model there, and that's really what helps you gain those strong market share numbers in all the product categories is having all the choices, having good, better and best options, having technology incorporated into the product lineups, and then continuing to develop a whole host of new products, so that you're always leading and everybody else is always chasing you.

Operator

Our next question comes from Steve O'Hara with Sidoti.

Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst

Just, I guess, I was curious about -- go back to the margins, I mean, it looks like their EBITDA margins have been below kind of where LCI's aftermarket margin has been. I know it's operating versus EBITDA, but I'm just kind of curious, is that more product mix? Or is that due to the fact that with the tariffs, maybe, they haven't been able to recover as fast or earning like that?

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call

Jason D. Lippert LCI Industries - CEO, President & Director

Well, I can tell you that it's not tariff related. It's not tariff related. As you know, pricing flexibility in the aftermarket is a little bit easier than in the OEM world. So that's a piece that would allow the margins to be significantly better than OEM, but we're in 2 different types of markets. We're in the RV dealer world, on the LCI side, and they're much more in the truck accessories and towing and some automotive and things like that on their end. Part of it is just some of the foreign competition they have on some of the basic SKUs of product that they sell. But again, our game plan as the turbocharge innovative products, stuff, that people are going to have to -- products that people are going to have to chase us on and products that we can totally protect like Echo and BetterWeigh. These 2 products that we mentioned earlier that are completely patented. And as you know, LCI has got a lot of patented products, so where we patent products, we can generally command a higher margin in the OEM world and the aftermarket, so -- is that enough color for you there?

Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst

Yes. No, that's very helpful. And I guess, maybe in terms of brand names, I mean, it seems like they've got some decent brand names. Certainly, from a consumer standpoint, that would appear important in the aftermarket. I mean, is there an opportunity to maybe use the stronger brand names. I mean, if LCI is -- I would say, CURT is maybe more of a household name after outside of the RV space, that kind of -- is there opportunity down the road where you can kind of leverage one brand name over another?

Jason D. Lippert LCI Industries - CEO, President & Director

Yes, for sure. I mean, look, there's no doubt that CURT has a stronger household brand presence than what LCI does. And we have no emotion attached to the LCI brand, so where we can leverage CURT, we will. We think immediately, we can leverage it towards some of our products like our hitches that we already put on RVs, even some of our chassis products, our fifth-wheel hitch pin boxes that we build, I mean, a lot of that stuff we plan on leveraging the CURT brand name, and it's not just decent out in the marketplace, it's very strong in the hitch and towing world. So we are going to leverage the heck out of their name and bolster some of our existing RV products on the LCI side significantly.

Operator

November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
And I'm not showing any further questions at this time. I would now like to turn the call back to Jason Lippert for any further remarks.

Jason D. Lippert LCI Industries - CEO, President & Director

Well, listen, we're super excited to announce this acquisition. It's been something that's been in our crosshairs for quite a long time. We welcome the CURT leadership team, Rock Lambert and his leadership team, his family of 800-plus team members around the country, around North America. We're super excited to have them a part of our family and a part of our product lineup. And I look forward to talking more about this acquisition and everything else that's going on in the next earnings call for Q1 and Q4. Thanks. Bye-bye.

Operator

Ladies and gentlemen, this concludes today's conference call. Thank you for participating. You may now disconnect.

Editor

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November 22, 2019 / 1:30PM GMT, Lippert Components Signs Definitive Agreement to Acquire CURT Group Conference Call
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